Exhibit 10.01

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Careview Communications, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Careview Communications, Inc. (the Company) as of the years ended December 31, 2023 and 2022, and the related statements of operations, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company outlines the net losses, cash outflows, and working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

"RRBB" is the brand name under which Rosenberg Rich Baker Berman, P.A. and RRBB Advisors, LLC, and its subsidiary entities, including CFO Financial Partners LLC, provide professional services. Rosenberg Rich Baker Berman, P.A. and RRBB Advisors, LL (and its subsidiary entities) practice as an alternative practice structure in accordance with the AJCPA Code of Professional Conduct and applicable laws, regulations, and professional standards. Rosenberg Rich Baker Berman, P.A. is a licensed independent CPA firm chat provides attest services to its clients, and RRBB Advisors, LLC, and its subsidiary entities provide tax and business consulting services to their clients. RRBB Advisors, LLC, and its subsidiary entities are not licensed CPA firms.

To the Board of Directors and

Stockholders of Careview Communications, Inc.

Critical Audit Matters

Critical audit matters are matters ar1s111g from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue recognition

The Company earns sales-based contract revenue from services rendered under specific agreements, which hinge on a third-party reseller who possesses the exclusive authority to engage directly with veteran-owned hospitals. Evaluating the Company's role in these contracts necessitates assessing whether it functions as the principal or agent, a determination that involves analyzing the extent of control the Company wields over the contracts.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to evaluating the Company's revenue and revenue recognition policy and related accounts included the following, among others:

•	Independent assessment of whether the Company's conclusion that it maintains control in its revenue generating contracts is reasonable, and as such, gross presentation of revenue is appropriate.

•	Performed analytical procedures of revenue and cash receipt activities during the year to determine any unusual fluctuations that required fu11her inquiry or substantiation.

•	Testing of a sample of revenue transactions during the year, including transactions near year end, to determine the agreed-upon services were completed, and recorded in the appropriate period.

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Direct confirmation with significant third parties that were party to these contracts, confirming the contract details, status, nature of the Company's involvement in fulfilling the services and oversight of the projects, and the Company's control over the pricing arrangements for the contracts.

We have served as the Company's auditor since 2022.

Somerset, New Jersey

March 27, 2024